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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Jafra Cosmetics International:

  We consent to the inclusion in this registration statement on Form S-4 of our report dated February 27, 1998, on our audit of the combined financial statements of Jafra Cosmetics International (as defined in note 1 thereto), as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus which is part of this registration statement.


                                          KPMG Peat Marwick LLP
New York, New York
September 4, 1998